                                                                    EXHIBIT 10.2


                      AGREEMENT FOR PURCHASE AND SALE OF
                  REAL PROPERTY AND JOINT ESCROW INSTRUCTIONS

          THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (the "Agreement") is made and entered into as of March 12, 1996 by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation ("Seller"), and ST. JOHN KNITS, INC., a California corporation, ("Buyer").

                                R E C I T A L S
                                ---------------

      A. Seller is the owner of certain real property located in the City of Irvine, State of California, more particularly described on Exhibit A attached
                                                            ---------
hereto including all improvements, entitlements, easements, rights and privileges appurtenant (the "Real Property"). The Real Property consists of a single story building containing approximately 37,448 square feet located on approximately 1.827 acres of land at 17502 Armstrong Avenue, Irvine, California.

      B. Seller is the owner of certain personal property located at the Real Property and identified on Exhibit B attached hereto (the "Personal Property").
                           ---------
The Real Property and the Personal Property are hereinafter collectively referred to as the "Property."

      C. Seller desires to sell the Property to Buyer (or Buyer's Designee as provided in Section 18(q) and Buyer desires to purchase the Property from Seller, in accordance with the terms and conditions contained in this Agreement.

                               A G R E E M E N T
                               -----------------

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Seller, Buyer and Seller hereby agree as follows:

      1.  Purchase and Sale.
          -----------------

          a.  Agreement to Buy and Sell. Subject to the terms and conditions set
              -------------------------
forth herein, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to acquire and purchase from Seller, the Property.

          b.  Purchase Price.  The purchase price ("Purchase Price") for the
              --------------
Property is ONE MILLION FIVE HUNDRED SEVEN THOUSAND AND NO 100s ($1,507,000.00) DOLLARS.

          c.  Payment of Purchase Price.  The Purchase Price shall be paid to
              -------------------------
Seller as follows:

              (i) Buyer shall deposit or cause to be deposited with Chicago Title Insurance Company (the "Escrow Holder") upon Opening of Escrow a cashier's check or good funds in the amount of $50,000.00 ("Deposit") as earnest money. Upon the expiration of the Contingency Period (defined below), the Deposit shall become non-refundable unless Buyer shall have timely exercised its right to terminate this Agreement.

              (ii) Buyer shall deposit or cause to be deposited the balance of the Purchase Price with Escrow Holder by cashier's check or good funds in time to permit the Close of Escrow on May 8, 1996 (the "Closing Date").

      2.  Supplemental Escrow Instructions.  This Agreement shall constitute
          --------------------------------
joint primary escrow instructions to the Escrow Holder, provided, however, that the parties shall, within five (5) days after the Opening of Escrow, execute and deliver to Escrow Holder written supplemental escrow instructions prepared by Escrow Holder in its customary form, and not inconsistent with the terms and provisions hereof. Escrow Holder shall give written notification to each of the parties of the Opening of Escrow and shall acknowledge and accept this Agreement by its signature on the last page of counterparts thereof. In the event of any conflict between the provisions of this Agreement and the supplemental instructions, the provisions of this Agreement shall control.

      3.  Delivery of Instruments.  Seller and Buyer shall each from time to
          -----------------------
time deliver to the other through Escrow such instruments and moneys as are necessary to timely consummate the purchase and sale of the Property in accordance with the terms of this Agreement, including, but not limited to, the following:

          (a) Seller shall deliver, in form and substance reasonably satisfactory to Buyer, a grant deed to the Real Property in recordable form conveying the Real Property to the Buyer or Buyer's Designee, subject only to non-delinquent real property taxes (which shall be subject to proration as provided in Section 8) and the Permitted Exceptions (defined below).

          (b) Seller shall deliver, in form and substance reasonably satisfactory to Buyer, the following:

              (i)  an affidavit from Seller which satisfies the requirements of
          Section 1445 of the Internal Revenue Code, as amended (the "Section 1445 Affidavit");

              (ii) a properly executed California Form 590 or other evidence sufficient to establish that Buyer is not required to withhold any portion of the Purchase Price pursuant to Sections 18805 and 26131 of the California Revenue and Taxation Code; and

              (iii) bill of sale (the "Bill of Sale") transferring to Buyer or Buyer's Designee all of Seller's right, title and interest to the Personal Property .

          (c)  Buyer shall deliver:

               (i)  the Deposit;

               (ii) the balance of the Purchase Price in cash on the last business day before the Closing Date;

               (iii) cash in the amount equal to all costs to be charged to Buyer hereunder in connection with the purchase and sale of the Property; and

               (iv) such other affidavits and documents as are customarily required to consummate the closing.

      4.  Closing Conditions.  Close of Escrow shall occur, and Escrow Holder
          ------------------
shall perform the actions referred to in Section 5 hereof on the Closing Date provided: (i) the Buyer's contingencies as provided in Section 10 have been satisfied or waived, (ii) all moneys (including the Buyer's loan proceeds as provided in Section 10(b)), instruments and documents referred to in this Agreement have been delivered to Escrow Holder; (iii) all documents and instruments referred to in Section 3 hereof have been delivered by Seller to Buyer in accordance herewith; and (iv) the Title Company (as defined below) shall have committed to issue to Buyer an ALTA owner's policy of title insurance subject only to Permitted Exceptions as provided in Section 7 hereof; but in any event if the above conditions have not been satisfied or waived in writing by the Closing Date, then this Agreement shall be deemed terminated and the parties shall have no further obligation to each other, except as otherwise expressly provided herein in the event a party is in default of its obligations under this Agreement.

      5.  Escrow Holder's Actions.  Pending the disbursement of the Deposit in
          -----------------------
accordance with the terms of this Agreement, it shall be invested or held by Escrow Holder in an interest bearing account in accordance with the customary practices of Escrow Holder with the interest to be accrued for the benefit of Buyer. Buyer shall be charged for any investment expenses or costs incurred in connection with the investment of the Deposit and shall furnish such tax identification number and other directions or approvals for investment as Escrow Holder shall require. Upon satisfaction or waiver of the conditions referred to in Section 4 hereof, Escrow Holder shall:

          a. Record the Grant Deed in the Office of the County Recorder of Orange County, California and pay from Seller's proceeds all documentary transfer taxes which are required to be paid by reason of such recording except that Buyer shall be charged for local transfer taxes, if any, imposed with respect to the transaction.

          b. Deliver to Seller the Purchase Price in immediately available funds, as follows: (i) Escrow Holder shall deduct from the deposits made by Buyer all items chargeable to the account of Seller pursuant to this Agreement, including but not limited to Seller's share of escrow charges, transfer taxes, Seller's title insurance charges and any amounts required to remove the liens of any mortgages, liens, deeds of trust or judgments on the Property which are not Permitted Exceptions and to obtain the reconveyance thereof, pursuant to beneficiary demand statements approved by Seller, as well as any amounts required to be withheld by law; and (ii) Escrow Holder shall disburse the remaining portion of the Purchase Price to Seller or as Seller shall direct Escrow Holder in writing.

      6.  Title Matters.  Seller has furnished to Buyer that certain Preliminary
          -------------
Report No. 825534 dated January 12, 1996 (the "PTR") issued by Chicago Title Insurance Company (the "Title Company"). Seller shall obtain a current ALTA survey (a "Survey") of the Real Property prior to Close of Escrow.

          a. During the Contingency Period Buyer shall review the PTR, the Survey and any supplemental PTR obtained with respect to the Real Property and provide Seller with written notice of disapproval of any of the exceptions or survey matters shown therein (other than non-delinquent real property taxes and assessments) which were not created by or consented to in writing by Buyer and to which Buyer objects (the "Exception Items"). All matters shown on the PTR or Survey which are not Exception Items shall be deemed the Permitted Exceptions. If Seller elects and is able to cure, remove or correct the Exception Items, Seller shall cause all such actions to be taken prior to the Closing Date. If Seller fails or is unable to make satisfactory arrangements for the timely removal of the Exception Items, then this Agreement and the escrow shall be deemed terminated and the parties shall have no further obligation to each other unless Buyer has waived the Exception Item(s) by written notice given prior to the Closing Date in which event Seller shall be obligated to proceed with the Closing. Upon such termination, the Deposit less one half of the Escrow Charges shall be refunded to Buyer. Notwithstanding the foregoing, Buyer shall have the right to require Seller to use the sales proceeds at the Close of Escrow to remove any liens or encumbrances of a definite or ascertainable amount which constitute an Exception Item.

          b. Any exceptions and/or exclusions shown in the PTR or supplemental PTR or survey: (i) which are not Exception Items as set forth above, or (ii) which are Exception Items but are subsequently approved or waived by Buyer, or
(iii) which remain outstanding but Buyer elects to close this transaction subject to such items, shall also be deemed "Permitted Exceptions."

      7.  Conveyance and Title Policy.  Upon Close of Escrow, Seller shall
          ---------------------------
convey to Buyer title to the Real Property by Grant Deed, subject only to the Permitted Exceptions. Upon Close of Escrow Seller shall deliver possession of the Property to Buyer. Seller shall provide affidavits and certifications customarily required by the Title Company for, and shall cause to be issued by the Title Company, an ALTA owner's policy of title insurance insuring Buyer's title to the Real Property with liability in the amount of the Purchase Price, subject only to the Permitted Exceptions, provided that the additional expense of any special indorsements shall be paid by Buyer as provided in Section 8 hereof.

      8.  Prorations and Costs.
          --------------------

          a. All general and special real estate, personal property and other ad valorem taxes and assessments (including, but not limited to, any Mello Roos assessments) and other governmental taxes, fees, charges and assessments affecting the Property or any part thereof; prepaid premiums on any policy of insurance assigned to Buyer pursuant hereto; and all other items of accrued expenses customarily prorated on the transfer of commercial or industrial properties in Orange County, California, shall be prorated as of the Closing and shall be charged to or credited to the parties as of the Closing in the customary manner.

          b. Seller shall pay the cost of a ALTA owner's policy of title insurance, and Buyer shall pay the additional costs for any special indorsements as provided in Section 7 hereof as well as the cost of any lender's title insurance policy.

          c.  Seller shall pay:

              (i) the documentary transfer taxes payable by Seller in connection with this transaction;

              (ii)  the cost of recording the Grant Deed; and

              (iii)  fifty percent (50%) of Escrow Holder's fees.

In the event of Seller's breach or default which terminates this Agreement, Seller shall agree with Escrow Holder to pay one hundred percent (100%) of Escrow Holder's fees.

          d. Buyer shall pay fifty percent (50%) of Escrow Holder's fees and all costs of recording any deed of trust or mortgage and related financing documents in connection with the transaction. In the event of a breach or default of Buyer which terminates this Agreement, Buyer shall agree with Escrow Holder to pay one hundred percent (100%) of Escrow Holder's fees.

          e. All costs related to the transaction described in this Agreement, except as otherwise provided herein, shall be paid by Seller or Buyer or both in the manner consistent with common practice in Orange County, California.

      9.  Representations and Warranties.
          ------------------------------

          a. Seller hereby makes the following representations and warranties to Buyer, each of which shall be true and correct as of the date of this Agreement and as of the Closing Date.

              (i)  Formation.  Seller is a duly formed and validly existing
                   ---------
          corporation under the laws of the State of Delaware and is qualified to do business in the State of California.

              (ii)  Authority to Execute. Seller has duly authorized the
                    --------------------
          execution, delivery and performance of this Agreement and the documents to be signed and delivered by Seller as provided herein, and the persons executing this Agreement and such documents have the authority to execute same and their signatures are sufficient to bind Seller in every respect.

              (iii)  Binding Obligations. This Agreement and the documents to be
                     -------------------
          signed and delivered by Seller as provided herein constitute the legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their respective terms.

              (iv)  Compliance with Law. To the actual knowledge of Seller and
                    -------------------
          except as otherwise disclosed to Buyer, Seller has not received written notice of any violation of any building codes or regulations affecting the Real Property which remain uncorrected.

              (v)  Environmental Disclosure.  To the actual knowledge of Seller,
                   ------------------------
          Seller (a) cooperated fully with its environmental consultants in preparing the Environmental Assessment Reports as defined in Section 12; (b) is making available to Buyer and its consultants for inspection and copying all current files and records of Seller containing material information of Seller with respect to the environmental condition of the Real Property (including groundwater).

              (vi)  Litigation and Contracts. To the actual knowledge of Seller
                    ------------------------
          there is no pending litigation materially affecting the Real Property and there are no service contracts or agreements which materially affect the Real Property except agreements subject to cancellation upon not more than thirty (30) days notice.

      Seller acknowledges that the foregoing representations and warranties are a material inducement to Buyer to make and enter into this Agreement and that Buyer is making and entering into this Agreement in reliance thereon. Buyer acknowledges that other than environmental claims which shall be subject to the limitations and time periods as provided in Section 12, each of the representations and warranties shall survive the Close of Escrow for a period of one (1) year only and that any claims based upon the breach of representations and warranties shall be deemed waived and released unless brought within said one (1) year period. As used herein, the term "actual knowledge" means the actual knowledge of Dennis Shoji, Director of Facilities and Environmental Affairs for the C.V.G. Division. Seller represents that there are no other persons known to Seller who may have knowledge of the environmental or physical condition of the Real Property which is superior to, or more extensive, reliable or detailed than the knowledge of Dennis Shoji.

          b. Buyer hereby makes the following representations and warranties to Seller, each of which shall be true and correct as of the date of this Agreement and as of the Closing Date.

              (i)  Formation. Buyer is a duly formed and validly existing
                   ---------
          corporation under the laws of the State of California.

              (ii) Authority to Execute. Buyer has duly authorized the
                   --------------------
          execution, delivery and performance of this Agreement and the documents to be signed and delivered by Buyer as provided herein, and the persons executing this Agreement and such documents have the authority to execute same and their signatures are sufficient to bind Seller in every respect.

              (iii)  Binding Obligations. This Agreement and the documents to be
                     -------------------
          signed and delivered by Buyer constitute the legal, valid and binding obligations of Buyer.

              (iv)  Due Diligence. Buyer is an experienced owner and operator of
                    -------------
          real property and will retain Buyer's own qualified consultants to assist Buyer in the timely completion of due diligence and the evaluation of the Property.

          Buyer acknowledges that the foregoing representations and warranties are a material inducement to Seller to make and enter into this Agreement and that Seller is making and entering into this Agreement in reliance thereon.

      10.  Buyer's Contingency Period and Contingencies.
           --------------------------------------------

           a.  Inspections.  Buyer shall have until April 25, 1996 (the
               -----------
"Contingency Period") within which to inspect all aspects of the Real Property including, without limitation:

               (i) An evaluation of the suitability of the Real Property for Buyer's use, including an examination of governmental land regulations, zoning ordinances, environmental regulations and all easements, covenants, conditions and restrictions affecting the Real Property (also including the effect of each of the Permitted Exceptions);

               (ii) An evaluation of the physical condition of the Real Property, including, without limitation, paving and soil conditions, topographical condition, structural condition and the location and adequacy of all utility services for the Real Property;

               (iii) Inspection of Seller's files, records, drawings, contracts and specifications relating to the Property;

               (iv) Evaluation of the Environmental Assessment Reports referred to in Section 12 hereof, such other environmental reports bearing on the Real Property as are in Seller's possession and evaluation of environmental conditions at and around the Real Property (including groundwater);

               (v) Evaluation of whether the Real Property may be "Border Zone" property, or within a "special studies" or seismic risk area, or be subject to fire hazard, or be in a flood plain or subject to flooding, or be within any present or proposed special assessment or "Mello Roos" facilities district or otherwise be subject to legal or economic limitations which could adversely affect its use or value.

           b.  Notice of Approval or Disapproval. Buyer shall deliver notice of
               ---------------------------------
its approval or disapproval of the foregoing contingency matters on or before the last day of the Contingency Period. Failure timely to deliver notice of approval shall be deemed disapproval of the contingencies. If Buyer disapproves any of the foregoing contingencies, then this Agreement shall be deemed terminated (unless within three (3) days thereafter Seller and Buyer have entered into a mutually satisfactory written agreement resolving the disapproved matter); all monies theretofore deposited by Buyer including any accrued interest shall be returned to Buyer less one half of the Escrow costs; and neither party shall have any obligation to the other hereunder, except that Buyer shall continue to be obligated to Seller for any indemnification obligations of Buyer set forth in this Agreement.

           c.  Buyer's Investigations and Indemnifications. Buyer shall use due
               -------------------------------------------
care in conducting investigations at or near the Real Property (including groundwater) and shall indemnify and hold Seller, its shareholders, officers, directors, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liability, damage, loss, cost and expense, or any of them, of whatever kind or nature (including attorneys' fees and costs, whether or not suit is filed) caused by or arising from any entry at or near the Real Property by Buyer, its agents, consultants or contractors whether before or after the date of this Agreement in connection with any inspection, test, survey, study, or investigation undertaken by Buyer pursuant to this Agreement. Buyer shall notify Seller prior to undertaking any environmental investigation or tests and shall allow Seller or Seller's consultants to review the testing protocol and be present during the testing (including taking parallel samples). In the event that Buyer or Buyer's consultants determine that the result of Buyer's environmental investigations are to be reported to governmental authorities, then Buyer will first notify Seller of its intentions to make such notification and, excepting an emergency circumstance where immediate notification is required, allow Seller a reasonable opportunity to determine if it concurs that notification is necessary. This provision shall survive without limitation as to time, and shall survive termination or expiration of this Agreement or the Close of Escrow.

      11.  "As Is" Sale.  Buyer hereby acknowledges and agrees that in addition
           ------------
to the limited representations and warranties of Seller which are expressly set forth herein:

           a. Buyer is conducting and relying upon its own investigations of the Property, including, without limitation, the physical, structural, soils and environmental condition of the Real Property (including groundwater), the condition of any improvements thereon, and compliance with all applicable zoning and other governmental regulations affecting the Property, and all aspects of the Real Property's present or future use, and will have had sufficient time and opportunity to make such independent investigations, inquiries and evaluations as it deems necessary and appropriate to determine the degree and scope of risk that may exist in connection with acquisition of the Property;

           b. Seller has made no representations or warranties, express or implied, of any kind to Buyer with respect to the Property except as otherwise expressly set forth in this Agreement; and

           c. Subject to the limited representations and warranties of Seller which are expressly set forth herein, Buyer is acquiring the Property on an "AS IS," "WHERE-IS" and "WITH ALL FAULTS" basis.

      12.  Environmental Matters Affecting Real Property.
           ---------------------------------------------

      The provisions of this Section 12 shall survive the Closing.

           a.  Environmental Assessment Reports and Disclosure. Seller has
               -----------------------------------------------
provided to Buyer a copy of McLaren/Hart Environment Engineering Corporation Phase I Environmental Assessment at 17502 Armstrong Avenue, Irvine, California dated January 11, 1995 and the Soil Excavation and Additional Soil and Ground Water Investigation Results for Baxter Healthcare Bentley Division, 17502 Armstrong Avenue, Irvine, California dated June 2, 1995 which by reference identifies certain prior environmental reports and assessments (which reports including those identified prior reports and the supplemental McLaren/Hart letters dated September 15, 1995 and January 26, 1996, and the supplemental McLaren/Hart reports concerning the abatement of certain asbestos containing construction materials ("ACCMs") are collectively referred to herein as the "Environmental Assessment Reports"). Within fifteen (15) days of the Close of Escrow Seller shall provide to Buyer all additional letters or reports prepared by McLaren/Hart Environmental Engineering Corporation in January of 1996 concerning the Real Property, which additional letters or reports also shall constitute the Environmental Assessment Reports. The Environmental Assessment Reports constitute the principal documents known to Seller which have been prepared by independent consultants and which report on investigations into the environmental condition of the Real Property. Seller also has made available such reports on investigations into environmental conditions at the Real Property (including groundwater) as are in Seller's possession. Seller makes no representations nor any warranties with respect to:

               (i) the accuracy or completeness of the Environmental Assessment Reports or any other reports or investigations on environmental conditions at the Real Property (including groundwater) prepared by outside consultants and made available to Buyer for review pursuant to this Agreement;

               (ii) environmental conditions at and near the Real Property (including groundwater);

               (iii) any restrictions relating to the development or use of the Real Property;

               (iv) the suitability of the Real Property for any purpose whatsoever and any such warranties whether express or implied are hereby waived and released.

THE ENVIRONMENTAL ASSESSMENT REPORTS, TOGETHER WITH SELLER'S OTHER REPORTS OR INVESTIGATIONS ON ENVIRONMENTAL CONDITIONS AT THE REAL PROPERTY MADE AVAILABLE TO BUYER, IDENTIFY VARIOUS RELEASES OF HAZARDOUS SUBSTANCES ON OR BENEATH THE REAL PROPERTY (INCLUDING GROUNDWATER). THIS SECTION SHALL CONSTITUTE WRITTEN NOTICE TO BUYER OF SUCH RELEASES PURSUANT TO CALIFORNIA HEALTH & SAFETY CODE (S) 25359.7, AS WELL AS NOTICE OF WHAT APPEARS TO BE THE PRESENCE OF ASBESTOS CONTAINING CONSTRUCTION MATERIALS ("ACCMS"), PARTICULARLY INVOLVING EXTERIOR STUCCO, AND JOINT COMPOUND AND POSSIBLY ALSO INVOLVING ROOFING MATERIALS, WHICH NOTICE OF THE PRESENCE OF ACCMS IS GIVEN PURSUANT TO CALIFORNIA HEALTH AND SAFETY CODE (S)(S) 25915-25919.7. Buyer acknowledges receipt from Seller of information concerning such ACCMs in satisfaction of Health & Safety Code (S) 25915.5. At Buyer's request, Seller shall provide Buyer (including Buyer's consultants) with access to all of its files (and shall instruct its consultants to provide access to all of their files) relating to the environmental condition of the Real Property (including groundwater) and permit Buyer or Buyer's consultants to make copies of any additional reports, summaries, data and information concerning or relating to the environmental condition of the Real Property. Prior to the Close of Escrow any such documents, if they have not already been provided to a governmental agency and without claim of trade secret or other privilege, may not be provided to any other person or entity other than Buyer's lender (except as required by law) without Seller's prior written consent, which consent may be conditioned upon the recipient entering into a satisfactory confidentiality agreement.

           b.  Environmental Allocation and Indemnification.
               --------------------------------------------

               (i) Subject to the limitations contained in this Section 12(b), Seller, its successors and assigns, will indemnify, defend and hold harmless Buyer, its successors and assigns, from and against any and all demands, claims, lawsuits, judgments, administrative proceedings, liability, fines, civil penalties, damage, loss, cost and expense, or any of them, of whatever kind or nature, known or unknown, contingent or matured, including reasonable attorneys' fees and costs, whether or not suit is filed and reasonable and necessary costs associated with the investigation and remediation of environmental contamination, including, without limitation, consultants' fees and costs (hereinafter, "Claims") to the extent caused by or arising from:

               the Release (as hereinafter defined) of Contaminants (as hereinafter defined) at, or from, or which have migrated or in the future migrate to the Real Property (including groundwater), where such Release occurs as a result of or in connection with the operations of Seller, or its corporate predecessor, Bentley Laboratories, Inc., at the Real Property, or from the actions or inactions of Seller or Bentley Laboratories, Inc., or their officers, directors, employees, tenants, subtenants, contractors or subcontractors (hereinafter the "Seller Parties"), whether such actions or inactions occurred on or off the Real Property, if such Release occurred or occurs on or after the date that Seller or Bentley Laboratories, Inc. owned or occupied the Real Property.

          Collectively, all Claims allowed by this Section 12(b)(i) shall be the "Covered Claims". Covered Claims do not include the costs of the Groundwater Remedial Action (as hereinafter defined) for which Seller is responsible as provided in Section 12.2(b)(vi) hereof or the cost of disposing of the Roof ACCMs (as hereinafter defined). Other Claims which may result from the groundwater contamination or the remediation thereof and which otherwise meet the definition of a Covered Claim under this Agreement are Covered Claims.

               (ii) Seller's indemnification obligation for Covered Claims under subparagraph (i) above shall be limited as follows:

                     (a) Seller shall be obligated to indemnify Buyer, and its successors and assigns, only for (1) Covered Claims made by Buyer, or its successors or assigns, on their own behalf, and (2) for Covered Claims made against Buyer by third parties, including a governmental agency or a person not a party to this Agreement. Seller shall not be obligated under this Agreement to indemnify Buyer, or its successors or assigns, under this Agreement for any other Claims including, without limitation, any Claims Buyer could make on its own behalf against Seller but for this Agreement. Buyer may assign its rights to indemnity from Seller to a successor owner of the Real Property so long as the assignee agrees to be bound by the terms of this Section 12 as if the assignee were Buyer.

                     (b) Seller's indemnification obligation for Covered Claims under subparagraph (i) above shall, in no event, extend to:

                          (1) any consequential damages, loss of property value, so-called "stigma" damages or loss of business except any such damages of third parties (such as adjoining property owners) which are not located on the Real Property;

                          (2) claims for indemnification which are not made within seven (7) years after the Close of Escrow;

                          (3) claims arising out of or related to the claims of any officers, directors or employees of Buyer for personal injury, to the extent such claims are of a type covered under workers compensation coverage or directors and officers liability coverage and Buyer covenants to maintain such coverage;

                          (4) any claim where the expected liability and cost of such Covered Claim (including all Covered Claims previously asserted) will be less than $5,000;

                          (5) amounts in excess of the "Liability Limit" (as hereinafter defined) when Seller has expended such amounts in the aggregate, as damages or remedial costs, responding to any Covered Claims; the Liability Limit shall be the dollar limit in effect, as determined in accordance with the schedule below, on the date Buyer informs Seller, in accordance with this Agreement, of a Covered Claim:

                          If Buyer informs Seller within four (4) years of the Close of Escrow--up to 100% of the Purchase Price;

                          If Buyer informs Seller within five (5) years of the Close of Escrow--up to 75% of the Purchase Price;

                          If Buyer informs Seller within six (6) years of the Close of Escrow--up to 50% of the Purchase Price;

                          If Buyer informs Seller within seven (7) years of the Close of Escrow--up to 25% of the Purchase Price;

                          (6) following the Close of Escrow the cost of performing any general investigation of the environmental condition of the Real Property, including, without limitation, any so-called Phase I or Phase II investigation, except with respect to that portion of the investigation which identifies Covered Claims.

                     (c) The indemnity herein for Covered Claims shall expire on the EARLIER of seven (7) years after the Close of Escrow or the date on which Seller's payments to Buyer reach the Liability Limit applicable to the Covered Claim being paid.

                     (d) Buyer shall be indemnified only for such Covered Claims as to which Buyer provides written notice to Seller within forty-five (45) days as hereinafter provided and allows Seller to retain consultants of its choice, conduct negotiations with governmental agencies and approve and undertake any required work or actions for which indemnification is sought under this Agreement, all subject to the review and reasonable approval of Buyer.

                          (1) With respect to any matter concerning which Seller is obligated to indemnify Buyer, Buyer must notify Seller in writing of the Claim upon which indemnification is sought within forty five (45) days after Buyer has actual knowledge of the specific conditions or circumstances which give rise to the Claim.

                          (2) Buyer shall provide Seller with all reports, correspondence or other documentation in Buyer's possession which Buyer believes supports its claim for indemnification.

                          (3) The failure of Buyer to make such timely notification within the forty-five (45) day period or to make available to Seller all relevant documentation as is in Buyer's possession, or to permit Seller to conduct the remediation, shall excuse the indemnification obligation contained in Section 12(b) hereof.

                     Seller shall have forty-five (45) calendar days within which to notify Buyer that it will accept the Claim and regard it as an indemnifiable Covered Claim, or to accept the Claim subject to a reservation of rights by Seller to later contest whether the Claim is an indemnifiable Covered Claim and to recover its response costs from Buyer in the event it is determined that Buyer is not entitled to indemnity under this Agreement. If Buyer can demonstrate to Seller at any time within seven (7) years after the Close of Escrow that Seller has wrongly denied a Covered Claim, then Seller shall be liable for such Covered Claim to the extent that Seller would have been liable for such Covered Claim on the date Buyer first made Seller aware of the facts establishing Buyer's entitlement to indemnification under this Agreement, as well as Buyer's legal and consulting fees and other costs associated with identifying such Claim, remedying any necessary conditions, and pursuing recovery from Seller.

               (iii) The indemnity and remedies in this Section 12(b) and Seller's responsibility for the Groundwater Remedial Action (as hereinafter defined) as set forth in Section 12.2(b)(vi) hereof shall be Buyer's exclusive remedies with respect to all Claims arising out of or relating to environmental conditions at, under or about the Real Property (including groundwater) including, without limitation, remedies Buyer has or may have at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to any Environmental Law, as amended, expressly including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq. and the Resource
                                              -- ----
           Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq.).
                                                                -- ----
           Anything herein to the contrary notwithstanding, however, Buyer retains all rights and remedies at law or equity (and the liability limitations set forth in Section 12(b)(ii)(b)(5) shall not apply) with respect to releases or occurrences which: (i) occur after the Close of Escrow at properties other than the Real Property and (ii) which are not a Release giving rise to a Covered Claim indemnifiable under this Agreement or which would have been indemnifiable under this Agreement but for the limitations contained in Section 12(b)(ii).

               (iv) Buyer hereby releases Seller, its successors and assigns, and its officers, directors, employees, agents, tenants, subtenants, contractors or subcontractors for, from and against any Claims, excepting only such Covered Claims or other relief or demand Buyer is entitled to make under this Agreement. BUYER IS AWARE OF CALIFORNIA CIVIL CODE (S) 1542, SET FORTH BELOW, AND AGREES TO WAIVE THE TERMS
           THEREOF:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

               (v) Subject to the terms and conditions of Section 12(c), Buyer shall provide Seller and its consultants with access to the Real Property for the purpose of satisfying its obligations under this
          Section 12(b). The investigation and remediation undertaken by Seller shall be conducted until the appropriate overseeing governmental agency issues its customary notification that no further remedial, investigatory or monitoring action is required or, in the absence of agency oversight or upon termination of agency oversight, to a condition which, according to the then current applicable standards, would not preclude the development of the Real Property for industrial, warehousing, office and other commercial uses exclusive of schools, hospitals, nursing homes, day care centers, apartments, residences and other similar uses. Seller may in good faith contest the degree to which any governmental agency requires such activities without being in breach of its indemnification obligations in Section 12(b). Upon reasonable notice to Buyer, and provided Seller does not unreasonably and materially interfere with Buyer's beneficial use and occupancy of the Real Property including Buyer's construction of a building on the vacant Real Property, Seller shall be entitled to access to the Real Property (including groundwater) to operate monitoring wells, remove or treat soils or groundwater and conduct such further activities, if any, as may hereafter be required pursuant to this Agreement or by any governmental agency. Buyer shall not be entitled to any rent or other compensation by reason of Seller's exercise of its rights under this Section. Should Seller assume responsibility for investigatory and remediation activities, Seller shall be authorized and entitled to select contractors and subcontractors, determine the nature and extent of any remedy or remedies or scope of investigatory activities and coordinate and make all communications with appropriate governmental agencies; provided, however, that Buyer shall have the right to require that activities involving the use of personal protective equipment, or activities which will likely involve significant noise, site disruption, and activities which are inconsistent with Buyer's planned onsite activities or which involve activities which would otherwise constitute a nuisance to Buyer's use of the Real Property, be performed during non-working hours or in a manner minimizing disruption and consistent with Buyer's scheduled uses.

               (vi) Seller presently is investigating and remediating groundwater underlying the Real Property, which may have been contaminated from a release into surrounding soils from an abandoned injection molding overflow sump as referenced in the Environmental Assessment Reports (the "Sump Release"), as well as groundwater on adjoining properties which may have migrated from the Real Property (the soil remediation associated with the Sump Release and the groundwater investigation and remediation are collectively referred to herein as the "Groundwater Remedial Action"). Seller shall in due course complete the Groundwater Remedial Action (the Buyer understanding that the Groundwater Remedial Action may take several years to complete). Seller shall be deemed to have completed the Groundwater Remedial Action when the overseeing governmental agency issues its customary notification that it requires no further remedial or investigatory action or, in the absence of agency oversight or upon termination of agency oversight, when conditions, given the then current applicable standards, would not preclude the development of the Real Property for industrial, warehousing, office and other commercial uses, exclusive of schools, hospitals, nursing homes, day care centers, apartments, residences and other similar uses. Seller may in good faith contest the degree to which any governmental agency requires activities without being in breach of its obligations in this
          Section 12(b)(vi). Seller shall keep Buyer reasonably informed regarding Seller's progress in completing the Groundwater Remedial Action and shall provide Buyer with copies of all reports and other correspondence supplied to or received from regulatory agencies concerning the Groundwater Remedial Action. Buyer shall have no right to review or instruct Seller in the conduct of the Groundwater Remedial Action, except that the access and license provisions of this Agreement shall apply.

               Seller has removed certain ACCMs identified in the Environmental Reports, but not including the ACCMs contained in the roofing materials (the "Roof ACCMs"). Seller has forwarded to Buyer Seller's plans and closure reports and other documents relating to the removal of ACCMs. Seller has further agreed to be responsible for disposal of the Roof ACCMs without cost or expense to Buyer in the event Buyer elects to replace the roofing within six (6) months following the Close of Escrow and requests Seller to dispose of such materials.

      c.  Access.  Subject to the terms and conditions of this Section 12(c) and
          ------
subsection 12(b)(v) above, after the Close of Escrow, Buyer hereby grants a license to Seller and Seller hereby reserves the right to enter upon the Real Property (including groundwater) for the purpose of permitting Seller to perform its obligations pursuant to this Section 12 including any investigation, monitoring or remediation of environmental contamination (the "Activities".)

          (i) All of Seller's Activities upon the Real Property, including the selection of Seller's consultants and contractors, shall be subject to the review and approval of Buyer, which approval shall not be unreasonably withheld or delayed, except that Buyer shall have no such right of review and approval with respect to Seller's ongoing implementation of the Groundwater Remedial Action in accordance with existing workplans. Prior to entering upon the Real Property, Seller shall give Buyer reasonable notice (except in an emergency). All of Seller's obligations under this
      Section 12 and Seller's Activities upon the Real Property shall be performed and conducted at Seller's sole cost, expense and liability subject to the Liability Limit (except that the cost of the Groundwater Remedial Action and Roof ACCMs disposal shall not be applied toward the Liability Limit), the right of Seller to contest its liability for claims under the indemnity contained in Section 12(b) and the right to seek recovery from Buyer for expenses incurred addressing any claims which are determined not to be Covered Claims or are otherwise not indemnifiable under this Agreement.

          (ii) Except as otherwise provided herein, Seller shall conduct its Activities at the Real Property during normal business hours and in a manner which minimizes material interference with the use and enjoyment of the Real Property by Buyer and its lessees.

          (iii) Seller shall maintain and keep the part of the Real Property in which it is conducting Activities in a safe, clean and neat condition and shall take all reasonable measures, including noise attenuation and dust control, to ensure that lessees of or neighbors near the Real Property are not unreasonably disturbed by Seller's Activities. Seller shall promptly remove all equipment, debris, and trash used or caused by Seller. Seller shall be responsible for locating all underground utility lines and structures. Upon completion of its Activities Seller shall, in accordance with good engineering practices, promptly restore the Real Property, including buildings and structures, substantially to their prior usable condition, ordinary wear and tear and loss by fire or other casualty excepted. Seller shall remove or properly close any semi-permanent improvements, such as monitoring wells, as soon as possible after it receives any necessary authorization to do so. Seller shall not suffer or permit to be levied or enforced against the Real Property, or any part thereof, any mechanics', materialmens', contractors' or subcontractors' liens associated with or resulting from the Activities, except to the extent Buyer is responsible for paying the cost of such work as provided above. Seller shall have the right to contest any mechanic's lien claims filed against the Real Property.

          (iv) Seller shall properly contain, label, treat, store, transport and/or dispose of any and all substances, whether gas, particulate, liquid or solid, and regardless of whether such substances are a hazardous material or substance, which is brought upon, used in, produced or generated by or which result from the Activities. To the extent allowed by law, Buyer shall not be identified as the generator of any solid or hazardous waste generated as a result of Seller's

      Activities. If under law Buyer must be identified as the generator of solid or hazardous waste generated as a result of Seller's Activities, then Seller shall reimburse Buyer for all costs associated with such solid or hazardous waste (including applicable State Board of Equalization fees) and such costs shall not be applied toward the applicable Liability Limit.

          (v) Seller shall comply with all federal, state and local laws, ordinances, rules, regulations and/or requirements (including consent decrees and administrative orders, if applicable) in connection with the performance of the Activities.

          (vi) To the extent available on commercially reasonable terms, Seller shall at all times maintain or cause its contractors to maintain (A) worker's compensation insurance covering all of its employees to the statutory limit; and (B) commercial general liability or comprehensive general liability insurance including premises/operations, blanket contractual, personal injury, broad form property damage, explosion, collapse and underground damage (the X, C, U perils) owned and non-owned automobile liability, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage. Buyer and any additional persons designated by Buyer shall be named as additional insureds on such liability coverage, although they shall have no obligations of named insureds on such policies. All liability coverage maintained by Seller hereunder shall be primary as respects Buyer (and any additional insured designated by Buyer) and not contributory to or in excess of any coverage maintained by Buyer, and the policies or a rider thereto shall specifically so state. Upon the request of Buyer, Seller shall cause any general contractor to name Buyer as an additional insured and provide a certificate of insurance evidencing such coverage under any applicable liability insurance policy which policy shall cover contractor's activities related to the handling of Contaminants.

          (vii) Seller shall not be required to pay rent or other compensation to Buyer in connection with the use of the Real Property for the conduct of Activities.

          (viii) Upon the request of Seller, Buyer shall execute and record in the official real estate records of Orange County an instrument acknowledging the reservation by Seller of the foregoing rights and the grant by Buyer of the licenses and rights pursuant to this Section 12(c) with respect to the Real Property.

      d.  Definitions.  As used herein, "Environmental Laws" means all federal,
          -----------
state and local laws, statutes, codes, ordinances, rules, regulations or orders relating to or addressing the environment, including but not limited to any law, statute, code, ordinance, rule, regulation, or order relating to the use, handling, or disposal of any Contaminant and any law, statute, code, ordinance, rule, regulation, or order relating to remedial or corrective actions (but excluding any law, statute, code, ordinance, rule, regulation or order relating to workplace or worker safety and health or accessibility), as and to the extent such requirements exist as of the Close of Escrow or are promulgated in the future by the specifically authorized federal, state or local governmental authority responsible for administering such requirements.

          (i) As used herein, "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal or discharge into the indoor or outdoor environment as a result of the activities, or failure to act, of any Seller Party. Any leaching, migration and/or movement of Contaminants from such a Release shall be deemed to be part of the original Release except to the extent such leaching, migration and/or movement was due to, or exacerbated by, the actions or negligence of Buyer (or its tenants, subtenants, successors or assigns) or by the actions or negligence of a successive occupant or owner of the Real Property or any person not a party to this Agreement.

          (ii) As used herein, "Contaminant" means any pollutant, hazardous substance, radioactive substance or waste, toxic substance, hazardous waste, extremely hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, any hazardous or toxic constituent thereof defined in Environmental Laws and which is required by any governmental authority to be regulated, investigated, cleaned up, removed, treated or otherwise abated. However, in no event shall pesticides (including breakdown substances) or asbestos located on or in structural components, including, without limitation, walls, floors, piping, ceilings, insulation, structural members or roofs, of any building, structure or equipment on the Real Property be considered to be a "Contaminant" to be remediated by or at the expense of Seller pursuant to this Agreement.

      13.  Disclosures to Buyer.  Buyer and Seller acknowledge and agree that:
           --------------------
           a. Seller previously used the Real Property for manufacturing, office and related purposes, that parts of the Real Property may have largely remained idle for a significant period, and that in connection with Seller's vacation of the Real Property Seller may remove or have removed trade fixtures, furnishings, equipment, machinery, non-structural walls and partitions, and related items from the Real Property including but not limited to the telephone switch and control systems and certain security systems (provided that Seller shall not remove the plumbing, electrical, heating, ventilating and air conditioning systems serving the building which building systems shall be delivered in their present "AS IS" condition ordinary wear and tear and loss by fire or other casualty excepted).

           b. The Real Property currently or at the Closing may not comply with the Uniform Building Code as adopted by the City of Irvine or with other building and/or occupancy laws, rules or regulations, or fire, health and safety (including seismic safety) or disabled access codes, rules or regulations and it shall be the responsibility of Buyer to investigate such compliance and if Buyer shall not terminate this Agreement during the Contingency Period by reason of such condition, then Buyer shall be solely responsible for all costs and expenses incurred to bring the Building into compliance with applicable governmental requirements if Buyer is required or elects to bring the Building into such compliance.

          c. Subject to Sections 9(a)(iv) and 12 herein, Seller shall have no responsibility to Buyer with respect to such compliance or non-compliance of the Real Property including but not limited to compliance with applicable federal, state and local codes, ordinances, laws, rules and regulations, the federal "Americans with Disabilities Act", applicable health, safety, fire, disabled access, earthquake safety and Environmental Laws.

          d. Buyer acknowledges that the Real Property may be located within an area that is subject to a Community Facilities District which is in the process of formation. Upon formation of the District, the Real Property may be subject to Community Facilities District assessments which will be a special tax that is in addition to the regular property taxes. Buyer will be required to give any subsequent purchaser of the property (or lessee with a lease for more than five years) a Notice of Special Tax as required by Section 53341.5 of the California Government Code. Buyer hereby waives any rights it may have to notice regarding Community Facilities District assessments under California Government Code (S) 53341.5 and acknowledges and agrees that it is relying entirely on its own investigation to determine the status of the proposed Community Facilities District and the effect that any such special taxes or assessments imposed by such district will have on the Real Property.

          e. Buyer acknowledges that the Orange County Bankruptcy may result in the imposition of additional taxes on residents and businesses in Orange County and/or the curtailment of government services. Buyer further acknowledges that the Orange County financial crises may adversely affect real estate values.

          f. Seller hereby advises Buyer that the characteristics of the building located upon the Real Property (namely a precast concrete building with wood frame floors or roof built before January 1, 1975) require delivery of THE COMMERCIAL PROPERTY OWNER'S GUIDE TO EARTHQUAKE SAFETY (the "Guide") as provided in California Government Code (S)(S) 8893.2 and 8875.6. By execution hereof, Buyer acknowledges receipt of the Guide.

      14.  Tax Withholding.  Buyer and Seller shall comply with Section 1445 of
           ---------------
the Foreign Investment in Real Property Tax Act of 1980, and Seller shall provide to Buyer, prior to closing, a non-foreign affidavit as provided under such Act.

      15.  Casualty or Condemnation.
           ------------------------

           If prior to the Close of Escrow, Seller becomes aware that any portion of the Property is damaged by fire or other casualty or taken by any entity by condemnation or with the power of eminent domain, or if the access thereto is reduced or restricted thereby (or is the subject of a pending taking which has not yet been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the right, in Buyer's sole discretion, to terminate this Agreement and the Escrow upon written notice to Seller and Escrow Holder not later than fifteen (15) days after receipt of Seller's notice thereof. If this Agreement and the Escrow are so terminated, all documents and funds shall be returned by Escrow Holder to each party who so deposited the same and neither party shall have any further rights or obligations hereunder, except for payment of escrow cancellation fees which shall be borne equally by Buyer and Seller. Alternatively, Buyer may proceed to consummate the transaction provided for herein at Buyer's sole election, in which event Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, any and all insurance proceeds paid or to be paid with respect to the Property and awards made or to be made in connection with such condemnation or eminent domain, and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without any reduction in the Purchase Price.

      16.  Liquidated Damages.
           ------------------

          BUYER AND SELLER EACH AGREE THAT IN THE EVENT OF A DEFAULT OR BREACH HEREUNDER BY BUYER WHICH RESULTS IN A TERMINATION OF THIS AGREEMENT, THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE, IN THE EVENT OF A DEFAULT OR BREACH BY BUYER WHICH RESULTS IN TERMINATION OF THIS AGREEMENT BY SELLER, A SUM OF $50,000.00 SHALL BE PAID BY BUYER TO SELLER AS DAMAGES FOR SUCH BREACH OR DEFAULT BY BUYER, AS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER, INCLUDING COSTS OF NEGOTIATING AND DRAFTING THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER BUYER, OPPORTUNITY COSTS IN KEEPING THE PROPERTY OUT OF THE MARKETPLACE, COSTS OF RELOCATING EMPLOYEES AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. THE LIQUIDATED DAMAGES SUM PROVIDED HEREIN SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A MATERIAL DEFAULT OR BREACH BY BUYER, AND SELLER HEREBY WAIVES ANY AND ALL RIGHT TO SPECIFIC PERFORMANCE.

      SELLER'S INITIALS:________   BUYER'S INITIALS:________

      17.  Brokers.
           -------

           Upon the Close of Escrow Seller shall pay the brokers referenced in this Section 17 commissions or other compensation in accordance with terms of separate agreements between them. Seller represents and warrants to Buyer that except for CB COMMERCIAL REAL ESTATE GROUP, INC. AND TRAMMELL CROW COMPANY it has not dealt with or been represented by any brokers or finders in connection with the purchase and sale of the Property. Buyer represents and warrants to Seller that except for CB COMMERCIAL REAL ESTATE GROUP, INC. it has not dealt with or been represented by any broker or finders in connection with the purchase of the Real Property. Buyer and Seller each agree to indemnify and hold harmless the other against any loss, liability, damage, cost, claim or expense (including reasonable attorneys' fees) incurred by reason of its breach of the foregoing representation and warranty, including the amount of any brokerage fee, commission or finder's fee which is payable or alleged to be payable to any other broker or finder by the indemnifying party. The representations, warranties, indemnities and agreements contained in this
Section 17 shall survive the Close of Escrow or earlier termination of this Agreement.

      18.  General Provisions.
           ------------------

           a.  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

           b.  Further Assurances. Each of the parties agrees to execute and
               ------------------
deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be appropriate or necessary to effectuate the agreements of the parties, whether the same occurs before or after the Close of Escrow.

           c.  Entire Agreement. This Agreement, together with all Exhibits
               ----------------
hereto and documents referred to herein, if any, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior understandings or agreements. This Agreement may be modified only by a writing signed by both parties. All exhibits to which reference is made in this Agreement are deemed incorporated into this Agreement whether or not actually attached.

           d.  Headings.  Headings used in this Agreement are for convenience of
               --------
reference only and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

           e.  Choice of Law. This Agreement and each and every related document
               -------------
are to be governed by, and construed in accordance with, the laws of the State of California.

           f.  Severability. If any term, covenant, condition or provision of
               ------------
this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction or rendered by the adoption of a statute by the State of California or the United States invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

           g.  Waiver of Covenants, Conditions or Remedies. The waiver by one
               -------------------------------------------
party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other consistent remedies unless they are expressly excluded.

           h.  Legal Advice. Each party has received independent legal advice
               ------------
from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to the fair meaning and not for or against any party based upon any attribution of such party as the sole source of the language in question.

           i.  Time of the Essence. Time shall be of the essence as to all dates
               -------------------
and times of performance, whether they are contained herein or contained in any escrow instructions to be executed pursuant to this Agreement, and all escrow instructions shall contain a provision to this effect.

           j.  Relationship of Parties. The parties agree that their
               -----------------------
relationship is that of Seller and Buyer, and that nothing contained herein shall constitute either party, the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted the right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

           k.  Attorneys' Fees. In the event that any party hereto institutes an
               ---------------
action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of, this Agreement, or the transactions contemplated hereby, or in the event any party is in default of its obligations pursuant thereto, whether or not suit is filed or prosecuted to final judgment, the non-defaulting party or prevailing party shall be entitled to its reasonable attorneys' fees and to any court costs incurred, in addition to any other damages or relief awarded.

           l.  Assignment.  Except for an assignment by Buyer to Buyer's
               ----------
Designee, the parties hereto may not assign their respective rights or delegate their respective obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed and no such assignment shall release the assignor from its obligations hereunder. In any event, this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

           m.  Notices. All notices and demands which either party is required
               -------
or desires to give to the other shall be given in writing by certified mail, return receipt requested with appropriate postage paid, by personal delivery, by facsimile or by private overnight courier service to the address or facsimile number set forth below for the respective party, provided that if any party gives notice of a change of name or address or number, notices to that party shall thereafter be given as demanded in that notice. All notices and demands so given shall be effective upon receipt by the party to whom notice or demand is being given, except that any notice given by certified mail shall be deemed delivered three (3) days after deposit in the United States mail.

      If to Seller:

           Baxter Healthcare Corporation
           17221 Red Hill Avenue
           Irvine, California 92714-5688
           Attn:  Dennis Shoji, P.E.
           Facsimile No.: (714) 250-2286

      With a copy to:

           Trammell Crow Company
           at Baxter Healthcare Corporation
           One Baxter Parkway - 4-3W
           Deerfield, Illinois 60015
           Attn:  Sally Wirth
           Facsimile No.:  (708) 948-3195
      and:
           Sidley & Austin
           555 West Fifth Street, Suite 4000
           Los Angeles, California   90013-1010
           Attn:  D. William Wagner
           Facsimile No.: (213) 896-6600

      If to Buyer:

          St. John Knits, Inc.
          2722 Michelson Drive
          Irvine, CA 92715
          Attention: President
          Facsimile No.: (714) 223-3391

      With a copy to:

          Obegi & Brewer
          4041 MacArthur Boulevard
          Suite 350
          Newport Beach, California 92660-2511
          Attention:  Burleigh Brewer, Esq.
          Facsimile No.:  (714) 833-3133

      If to Escrow Holder:

          Chicago Title Insurance Company
          Broadway Plaza
          700 South Flower Street
          Suite 900
          Los Angeles, CA 90017
          Attention:  Sharon Kling Escrow #_____
          Fax:  (213) 488-4388

          n.  No Presumption Against Drafting Party.  This Agreement and the
              -------------------------------------
provisions contained herein shall not be construed or interpreted for or against any party hereto because said party drafted or caused the party's legal representative to draft any of its provisions. This Agreement shall be construed without reference to the identity of the party or parties preparing the same, it being expressly understood and agreed that the parties hereto participated equally or had equal opportunity to participate in the drafting thereof.

          o.  Parties In Interest. Nothing in this Agreement, whether express or
              -------------------
implied, is intended to confer any benefits, rights or remedies under or arising by reason of this Agreement on any persons other than the parties to it including, without limitation, insurers.

          p.  Insurers.  Buyer and Seller agree to cooperate in matters
              --------
concerning their respective insurers including, but not limited to, any claims concerning a Release of Contaminants at or from the Real Property. Such cooperation shall not require disclosure of confidential or privileged material, except with the consent of the party asserting the privilege, and subject to any reasonable conditions imposed by the disclosing party.

          q.  Buyer's Designee.  Buyer hereby reserves the right to direct that
              ----------------
the title to the Property shall be conveyed to an entity owned by or under common ownership with Buyer ("Buyer's Designee"). Seller hereby consents to the assignment of this Agreement by Buyer to Buyer's Designee provided Buyer's Designee assumes all of the liability of Buyer under this Agreement and further provided that the Buyer shall not by reason of such assignment be released from the obligations hereunder.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 SELLER:

                                 BAXTER HEALTHCARE CORPORATION,
                                 a Delaware corporation


                                 By:  ___________________________________

                                      Its:_______________________________


                                 BUYER:

                                 ST. JOHN KNITS, INC.,
                                 a California corporation


                                 By:  ___________________________________

                                      Its:_______________________________

                          ACCEPTANCE BY ESCROW HOLDER
                              (Escrow No. ______)


CHICAGO TITLE INSURANCE COMPANY hereby acknowledges that it has received a fully executed counterpart of the foregoing Real Property Purchase and Sale Agreement and Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.



                                 CHICAGO TITLE INSURANCE COMPANY



Dated:______________                By:  ______________________________________

                                         Its:  ________________________________

                                   EXHIBIT A

                                   EXHIBIT B

                               Personal Property


The Personal Property consists of the following items to the extent owned by Seller and located within the Real Property:

                                 (a)  window coverings
                                 (b)  carpeting
                                 (c)  wall coverings
                                 (d)  lighting fixtures
                                 (e)  fire extinguishers
                                 (f)  smoke detectors
                                 (g)  building signs (not including Baxter or
                                        its corporate names or logos)
                                 (h)  air conditioning equipment
                                 (i)  plumbing fixtures.

                                     -ii-